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                    TRANS WORLD ENTERTAINMENT CORPORATION

                            **** NEWS RELEASE ****
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            MWW/Strategic Communications, Inc.
            Public Relations (201) 507-9500
            Media Contact:      Michael Kempner - mkempner@mww.com
                                Rob Swadosh - rswadosh@mww.com
            Investor Contact:   Robert Ferris - rferris@mww.com

    U.S. DISTRICT COURT APPROVES ACQUISITION OF STRAWBERRIES INC.
    BY TRANS WORLD ENTERTAINMENT CORPORATION

    ACQUISITION EXPECTED TO CLOSE BY MID-OCTOBER

    Albany, NY, October 1, 1997 -- Trans World Entertainment Corporation (Nasdaq National Market: TWMC) today announced it has received U.S. District Court approval to acquire substantially all of the assets of Strawberries Inc., a privately-held retailer of pre-recorded music and video. The Company expects to close on the acquisition by mid-October. Strawberries Inc. currently operates 102 freestanding and strip center locations primarily located in the New England and Washington, D.C. markets.

    Robert  J.  Higgins,  Chairman,  Chief  Executive  Officer  and
    President of Trans World commented, "We are extremely pleased with the Court's decision to approve our purchase offer to acquire Strawberries Inc. The acquisition adds an established base of non-mall music stores to our existing core of freestanding and strip center locations. Additionally, Strawberries' concentration within the New England states enhances our position as the dominant music and video retailer throughout the northeast." Trans World Entertainment operates 461 retail stores in malls, freestanding and strip center locations under several names, including Coconuts Music and Movies, Record Town, Saturday Matinee and F.Y.E.

Certain statements in this report set forth management's intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

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